UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 4, 2009

Metalico, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32453	52-2169780
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

186 North Ave. East, Cranford, New Jersey		07016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(908) 497-9610

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 23, 2009, the Company entered into five Exchange Agreements (the "Exchange Agreements") with each of the participating investors party thereto providing for exchanges of the Company’s Common Stock for portions of the Company's 7.0% senior unsecured convertible notes due April 30, 2028 (the "Convertible Notes"). The Exchange Agreements provided for an initial exchange of $5 million aggregate principal amount of the Convertible Notes (collectively the "First Exchange") and contemplated a potential second exchange (collectively the "Second Exchange") with each investor for an additional $5 million aggregate principal amount of Convertible Notes on similar terms. In the First Exchange, effected on April 24, 2009, the Company issued an aggregate of 1,245,354 shares of its Common Stock, subject to adjustment as set forth below, for the first $5 million aggregate principal amount of the Convertible Notes. The terms and conditions of the Exchange Agreements were described in more detail in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") April 24, 2009.

On June 4, 2009, the Company and each of the participating investors party to the respective Exchange Agreements executed amendments to the Exchange Agreements (the "Amendments") modifying the terms of the Second Exchange as follows: (i) the closing date for the Second Exchanges was advanced from June 9, 2009 to June 4, 2009; (ii) the aggregate principal amount of Convertible Notes to be included in the Second Exchanges was increased from $5 million to $10 million; (iii) the number of shares to be issued in the Second Exchange would have a value equal to 61% (the "Exchange Rate") of the face amount of Convertible Notes based on a per share price equal to the simple average of the volume average weighted price (the "VWAP") of the Company’s Common Stock for the ten (10) trading days ending on the day prior to the Second Exchanges closing date, or June 3, 2009; (iv) the percentage thresholds for the "true-up’s" described below were adjusted to parallel the change in the Exchange Rate; (v) the Pricing Periods (as described below) for the Second Exchange were extended; and (vi) conforming changes were made to the Exchange Agreements as necessary to make various provisions consistent with the other modifications described above.

Under the terms of the Exchange Agreements as so amended, the Company issued an aggregate of 2,463,552 shares in the Second Exchange having a value as described above based on a per share price of $2.4761. Both participating and non-participating investors waived any anti-dilution and participation rights under the Convertible Notes with respect to shares of Common Stock issued in connection with the Second Exchange.

In connection with the First Exchanges, the Company and the participating investors agreed to a true-up of the shares based on the Company's Common Stock price during the twenty-five (25) day trading period (a "Trading Period") following the initial closing date. The Trading Period was divided into two consecutive smaller periods of ten (10) and fifteen (15) trading days (each, a "Pricing Period"). Within one (1) business day following the end of each Pricing Period (a "Delivery Date"), the Company agreed to deliver to the investors that number of additional shares of Common Stock such that the aggregate number of shares delivered on such Delivery Date, the preceding Delivery Dates (if any) during that Trading Period, and the closing date would be no less than (i) 58% of the face amount of Convertible Notes exchanged divided by (ii) the simple average of the VWAP for the number of trading days of such Pricing Period. If, after giving effect to the shares delivered on the final Delivery Date for the Trading Period for the First Exchanges, the aggregate number of shares of Common Stock delivered by the Company to the investors pursuant to the Exchange Agreements were to exceed (i) 60% of the face amount of Convertible Notes exchanged divided by (ii) the simple average of the VWAP of the Company's Common Stock for such Trading Period, then the investors agreed to surrender to the Company, within three (3) trading days after such final Delivery Date, that principal amount of Convertible Notes such that the aggregate number of shares delivered by the Company to the participating investors pursuant to the First Exchanges would equal (i) 60% of the face amount of Convertible Notes exchanged divided by (ii) the simple average of the VWAP of the Company's Common Stock for such twenty-five (25) day Trading Period.

Under the Exchange Agreements as in effect prior to the effectiveness of the Amendments, the same true-up provisions were to apply to the Second Exchange, commencing on the closing date for the Second Exchange. Pursuant to the Amendments, those terms have been modified as follows: (i) the Trading Period for the Second Exchange was extended to thirty-five (35) days; (ii) the Pricing Periods were extended to fifteen (15) and twenty (20) days, respectively; (iii) the 58% threshold for true-up’s yielding additional Common Stock to the participating investors was increased to 61%; and (iv) the 60% threshold for true-up’s yielding additional retired Convertible Notes to the Company was increased to 63%.

The Company retired an additional $75,022 face amount of Convertible Notes in the true-up of the First Exchange. No additional shares of Common Stock were issued to the participating investors.

The Company received no cash proceeds as a result of the exchanges of its Common Stock for such Convertible Notes and such Convertible Notes have been retired and cancelled. Immediately following the Second Exchange, the outstanding principal balance of the Convertible Notes was approximately $85 million.

The Company may engage in additional exchanges in respect of its outstanding indebtedness if and as favorable opportunities arise but has no commitment to do so.

The issuance of the shares of Common Stock was made in exchange for the Convertible Notes pursuant to an exemption from the registration requirements provided by Section 3(a)(9) under the Securities Act of 1933, as amended (the "Securities Act").

The above description of the terms of the Amendments is a summary and is qualified in its entirety by the terms contained in the form of the Amendments, which is being filed as Exhibit 10.1 to this Current Report on Form 8-K. The form of the Exchange Agreements was filed as an exhibit to the Company's Current Report on Form 8-K filed with the SEC on April 24, 2009.

A press release regarding the transaction is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Form of Amendment dated June 4, 2009 to Exchange Agreement dated as of April 23, 2009 between the Company and each participating investor named therein

99.1 Press Release issued June 4, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metalico, Inc.

June 4, 2009	By:	/s/ Carlos E. Aguero

Name: Carlos E. Aguero
Title: Chairman, President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Form of Amendment dated June 4, 2009 to Exchange Agreement dated as of April 23, 2009 between the Company and each participating investor named therein
99.1	Press Release issued June 4, 2009